                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

--------------------------------------------------------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) July 31, 1998
                               AHL Services, Inc.
             (Exact name of registrant as specified in its charter)


             Georgia                      0-22195                58-2277249
-------------------------------  ------------------------  ---------------------
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)


3353 Peachtree Road, NE, Atlanta, Georgia                         30326
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code    (404) 267-2222
                                                  ---------------------


                       This document consists of 3 pages.

Item 2. Acquisition or Disposition of Assets.

        On July 31, 1998, a wholly owned subsidiary of AHL Services, Inc. (the "Registrant") acquired EMD Gesellschaft fur Elektroinstallation-und Maschinenbau-Dienstleistungen GmbH ("EMD") for a cash purchase price of approximately $42 million all of which was provided by the Registrant's credit facility with a syndicate of banks.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Financial Statements of Businesses Acquired:


        EMD-Group

        Audited Financial Statements

             Report of Independent Accountants

             Combined Balance Sheet -- December 31, 1997

             Combined Statement of Operations for the year ended December 31,
               1997

             Combined Statement of Cash Flow for the year ended December 31,
               1997

             Combined Statement of Shareholders' Equity for the year ended
               December 31, 1997

             Notes to Combined Financial Statements

        Interim Financial Statements (unaudited)

             Combined Balance Sheet -- June 30, 1998 (unaudited)

             Combined Statements of Operations for the Six Months Ended June 30, 1998 and 1997 (unaudited)

        (b) Pro Forma Financial Information:

        Introduction

        Pro Forma Unaudited Condensed Consolidated Balance Sheet as of June 30,
          1998

        Pro Forma Unaudited Condensed Consolidated Statements of Operations for the year ended December 31, 1997 and six months ended June 30, 1998.

        (c) Exhibits:

         2.1 - Share Purchase Agreement, dated as of June 28, 1998, between and among Mr. Volker Zahn, Mr. Dirk Schrecker, Ms. Judith Schrecker, Mr. Jan Schrecker, Mr. Kurt Wolf, Ms. Birgit Webster,
               Mr. Albrecht Kerschbaumer, ADI Holding GmbH, ADI Management GmbH, and ADI Beteiligungs GmbH.*


        23.1 - Consent of Price Waterhouse GmbH

--------------

* Incorporated by reference to the Company's Current Report on Form 8-K dated July 31, 1998 which was filed on August 17, 1998.

                        REPORT OF INDEPENDENT ACCOUNTANTS

We have audited the accompanying combined balance sheet of the EMD - Group as of December 31, 1997 and the related combined statement of operations, of shareholders' equity and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to issue an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the EMD - Group as of December 31, 1997 and the combined results of its operations and its cash flows for the year ended December 31, 1997 in accordance with generally accepted accounting principles in the United States.

Stuttgart
July 30, 1998

Price Waterhouse GmbH




Wirtschaftsprufungsgesellschaft

EMD - GROUP


COMBINED BALANCE SHEET
(US Dollars and German Deutsche Marks in Thousands)


                                                 December 31,    December 31,
                                                     1997            1997
                                                 ------------    ------------
ASSETS                                               DM               US$
CURRENT ASSETS:

     Cash and cash equivalents                       6,589       $   3,677
     Accounts receivable, less allowance
        for doubtful accounts                       11,454           6,391
     Unbilled accounts receivable                       20              11
     Prepaid expenses                                    6               3
                                                 ---------       ---------

         Total current assets                       18,069          10,082
                                                 ---------       ---------

PROPERTY AND EQUIPMENT, NET                            876             489

INVESTMENTS, NET                                        20              11

DEFERRED INCOME TAXES                                   34              19

OTHER ASSETS                                         2,187           1,220
                                                 ---------       ---------

                                                    21,186       $  11,821
                                                 =========       =========



LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

     Accounts payable                                   445      $     248
     Accrued payroll and other current
        liabilities                                  13,664          7,625
     Income taxes payable                               831            464
     Deferred income taxes                              106             59
                                                 ----------      ---------

         Total current liabilities                   15,046          8,396
                                                 ----------      ---------

BENEFIT OBLIGATION                                      386            215
                                                 ----------      ---------

TOTAL LIABILITIES                                    15,432          8,611
                                                 ----------      ---------

SHAREHOLDERS' EQUITY

     Common stock                                       275            153

     Retained earnings                                5,479          3,057
                                                 ----------      ---------

         Shareholders' equity, net                    5,754          3,210
                                                 ----------      ---------

                                                     21,186      $  11,821
                                                 ==========      =========


The accompanying notes are an integral part of these combined financial statements

EMD - GROUP


COMBINED STATEMENT OF OPERATIONS
(US Dollars and German Deutsche Marks in Thousands)



                                                  For the Year Ended
                                                  December 31, 1997
                                                  ------------------
                                                    DM         US$

REVENUES                                          89,252     $49,803
                                                  ------     -------

OPERATING EXPENSES

     Cost of services                             64,372      35,920
     Field operating                              14,081       7,857
     Corporate, general, and administrative        1,823       1,017
                                                  ------     -------

            Total operating expenses              80,276      44,794
                                                  ------     -------

OPERATING INCOME                                   8,976       5,009

     Interest income, net                            141          78
     Other income, net                               406         227
                                                  ------     -------

INCOME BEFORE INCOME TAXES                         9,523       5,314
                                                  ------     -------
     Income tax provision                          4,179       2,332
                                                  ------     -------
NET INCOME                                         5,344     $ 2,982
                                                  ======     =======



The accompanying notes are an integral part of these combined financial statements

EMD - GROUP


COMBINED STATEMENT OF CASH FLOW
(US Dollars and German Deutsche Marks in Thousands)



                                                                             For the year ended
                                                                                December 31,
                                                                                    1997
                                                                        ------------------------------
                                                                               DM                US$
CASH FLOWS FROM OPERATING ACTIVITIES

    Net income                                                                5,344            $ 2,982
    Adjustments to reconcile net income to net cash
      (used in) provided by operating activities:
    Depreciation and amortization                                               431                241
    (Gain) loss on sales of property and equipment                               80                 45
    Changes in assets and liabilities:
          Accounts receivable, net                                             (280)              (156)
          Inventories                                                           (20)               (11)
          Prepaid expenses                                                        7                  3
          Other assets                                                       (1,562)              (872)
          Accounts payable                                                       39                 22
          Accrued payroll and other current liabilities                       2,932              1,636
          Benefit funds                                                          89                 49
          Income taxes payable                                               (1,199)              (669)
          Deferred income taxes                                                 (24)               (13)
                                                                          ---------           --------
               Net cash provided by operating activities                      5,837              3,257
                                                                          ---------           --------

CASH FLOWS FROM INVESTING ACTIVITIES

    Purchases of property and equipment, net                                   (378)              (210)
    Proceeds from sales of property and equipment                                 3                  1
                                                                          ---------           --------
               Net cash used in investing activities                           (375)              (209)
                                                                          ---------           --------

CASH FLOWS FROM FINANCING ACTIVITIES

    Repayments of line of credit                                               (153)               (85)
    Dividend payments to shareholder                                         (4,457)            (2,487)
                                                                          ---------           ---------
               Net cash used in financing activities                         (4,610)            (2,572)
                                                                          ---------           --------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                         852                476
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                5,737              3,201
                                                                          ---------           --------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                      6,589            $ 3,677
                                                                          =========           ========

CASH PAID/RECEIVED (-) DURING THE YEAR FOR:

    Interest                                                                   (140)           $   (78)
                                                                          =========           ========
    Income taxes                                                              4,663            $ 2,602
                                                                          =========           ========

The accompanying notes are an integral part of these combined financial statements

EMD - GROUP


COMBINED STATEMENT OF SHAREHOLDERS' EQUITY
(US Dollars and German Deutsche Marks in Thousands)

                                      EMD -                                          EMD -
                                    Subscribed     Retained                        Subscribed     Retained
                                      capital      earnings        Total             capital      earnings        Total
                                    ----------    ----------    ----------         ----------    ----------    ----------
                                        DM            DM             DM                US$           US$            US$
Balance,
     December 31, 1996                     275         4,592         4,867         $      153    $    2,562    $    2,715

Dividends paid to shareholders               0        (4,457)       (4,457)                 0        (2,487)       (2,487)

Net income 1997                              0         5,344         5,344                  0         2,982         2,982
                                    ----------    ----------    ----------         ----------    ----------    ----------

Balance,
     December 31, 1997                     275         5,479         5,754         $      153    $    3,057    $    3,210
                                    ==========    ==========    ==========         ==========    ==========    ==========






The accompanying notes are an integral part of these combined financial statements

NOTES TO COMBINED FINANCIAL STATEMENTS


1. DESCRIPTION OF THE BUSINESS

EMD Gesellschaft fur Elektroinstallation- und Maschinenbau- Dienstleistungs GmbH ("EMD-Group") provides services in the area of electronic installation, mechanical engineering and other kinds of services, including hiring out employees as temporary workers as well as all activities directly or indirectly connected to the aforementioned services throughout Germany to various customers, including large corporations, small corporations and other enterprises.

The EMD-Group is not an legal entity but rather consists of the following separate entities:

- EMD Gesellschaft fur Elektroinstallation- und Maschinenbau-Dienstleistungs mbH, Aschaffenburg

- EMD Gesellschaft fur Elektroinstallation- und Maschinenbau-Dienstleistungs mbH, Bruchsal

- EMD Gesellschaft fur Elektroinstallation- und Maschinenbau-Dienstleistungs mbH, Freiburg

- EMD Gesellschaft fur Elektroinstallation- und Maschinenbau-Dienstleistungs mbH, Mannheim

- EMD Gesellschaft fur Elektroinstallation- und Maschinenbau-Dienstleistungs mbH, Sindelfingen

At December 31, 1997 the companies were owned by a group of shareholders whereby the ownership of the individual shareholders varied from company to company. During 1998, newly formed holding companies, indirect subsidiaries of AHL Services Inc., will acquire all shares in the above companies.

The accompanying combined financial statements for the year ended December 31, 1997 include the business operations of the companies listed above.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying combined financial statements include the accounts of the five entities discussed above. All significant intercompany accounts have been eliminated.

The term "DM" and "TDM" in these combined financial statements refers to Deutsche Marks and Thousands of Deutsche Marks. Solely for the convenience of the reader, the combined financial statements as of and for the year ended December 31, 1997 have been translated into United States Dollars ("US $) at the rate of 1.7921 DM per US $, the rate of exchange on December 31, 1997. The translation should not be construed as a representation that the Deutsche Mark amounts represent or have been or could be converted into US $ at that or any other rate.

FISCAL YEAR END

The fiscal year ends of the companies representing the EMD-Group are December
31.


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


CASH AND CASH EQUIVALENTS

Cash and cash equivalents include highly liquid investments with original purchase maturities of one month or less.


UNBILLED ACCOUNTS RECEIVABLE

Unbilled accounts receivable include work in progress in the amount of DM 20,000 (US $11,000) due from two contracts of labour which have not been invoiced as at December 31, 1997.


PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over estimated useful lives of four to ten years.

         Property and equipment comprised the following:
         (US Dollars and German Deutsche Marks in Thousands)

                                                        December 31,
                                                           1997
                                                   ---------------------
                                                    DM              US$
           Software                                   20          $   11
           Office furniture and equipment          2,263           1,263
                                                   -----          ------
                                                   2,283           1,274
           Less accumulated depreciation           1,407             785
                                                   -----          ------
                                                     876          $  489
                                                   =====          ======


Depreciation expense was DM 430,000 (US $240,000) for the year ended December 31, 1997.

OTHER ASSETS

Other assets include mainly tax refunds for income tax, value added tax and a claim for a refund from social security.


3. INVESTMENTS

The EMD - Group holds a 20% investment which is available for sale. The investment has been valued at historical cost as it is assumed that the fair value equals the book value.


4. BENEFIT OBLIGATION

The EMD - Group has pension plans covering all general managers. Other employees are not covered by pension plans. The group's salaried plans principally provide benefits based on an average earnings formula.

Statement of Financial Accounting Standards No. 87, "Employees Accounting for Pensions" (SFAS 87) was effective as of January 1, 1989 for the German plan with the transition asset being amortised over remaining service life of the current employees.

The principle actuarial assumptions under SFAS 87 are as follows:

                                                                            1997
                                                                           ------
                                                                              %
           Discount rate                                                    6,50
           Investment return                                                6,00
           Salary Inflation                                                 1,75
           Pension Increases                                                1,75


The components of pension expense are as follows:
(US Dollars and German Deutsche Marks in Thousands)

                                                         December 31,
                                                             1997
                                                     -------------------
                                                     DM             US$
           Actual return on assets                   (19)          $(11)
           Service cost                              105             59
           Interest cost                              82             46
           Net amortisation and deferral               6              3
                                                     ---           ----
           Net periodic pension expense              174           $ 97
                                                     ===           ====

The reconciliation of the funded status under SFAS 87 are as follows:

              (US Dollars and German Deutsche Marks in Thousands)

                                                                       December 31,
                                                                           1997
                                                                 -----------------------
                                                                   DM              US$
           Vested benefit obligation (VBO)                       (1,111)          $(619)
                                                                 ======           =====
           Accumulated benefit obligation (ABO)                  (1,111)           (619)
                                                                 ======           =====
           Project benefit obligation                            (1,325)           (739)
           Plan asset at fair value                                 847             472
                                                                 ------           -----
           Excess of projected benefit obligation over
           plan assets                                             (478)           (267)
                                                                 ------           -----

           Transition asset                                          92              52
                                                                 ------           -----

           Net projected benefit obligation                        (386)          $(215)
                                                                 ======           =====


REVENUE RECOGNITION

The EMD - Group recognises revenues as services are performed.


SIGNIFICANT CUSTOMER CONCENTRATION

During the year ended December 31, 1997 no client individually accounted for more than 10 % of the Company's revenues.


5. TAXES

INCOME TAXES

The income tax provision consists of the following:

              (US Dollars and German Deutsche Marks in Thousands)

                                                                          December 31,
                                                                              1997
                                                                  ---------------------------
                                                                    DM                   US$
           Current:
           --------

           Trade tax                                              1,555                $  868
           Corporation tax                                        2,647                 1,477
                                                                  -----                ------

                                                                  4,202                 2,345
                                                                  -----                ------
           Deferred:
           ---------

           Trade tax and corporation tax                            (24)                  (13)
                                                                  -----                ------

                                                                  4,178                $2,332
                                                                  =====                ======

DEFERRED TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. The tax effect of significant temporary differences representing deferred tax assets and tax liabilities is as follows:

              (US Dollars and German Deutsche Marks in Thousands)

                                                December 31,
                                                    1997
                                           ----------------------
                                               DM            US$
 Deferred tax assets:
    Benefit obligation                          34          $ 19

 Deferred tax liabilities
     Allowance for doubtful accounts          (106)          (59)
                                              ----          ----

 Net deferred tax liability                    (72)         $(40)
                                              ====          ====



Tax rate applied for the calculation of deferred taxes amounts to 44%.


6. COMMITMENTS AND CONTINGENCIES

LEASES

The EMD-Group leases office space and transportation equipment from third parties under lease agreements expiring through 2003. Rental expense under these operating leases was DM 1,188,000 (US $663,000) in 1997.

Future minimum lease payments for non cancellable leases were as follows at December 31, 1997:

              (US Dollars and German Deutsche Marks in Thousands)

                                                        December 31,
                                                           1997
                                             --------------------------------
                                               DM                        US$
           1998                              1,208                     $  671
           1999                              1,091                        606
           2000                                749                        416
           2001                                331                        184
           2002                                267                        149
           Thereafter                          193                        107
                                             -----                     ------
                                             3,839                     $2,133
           Total                             =====                     ======


INSURANCE

The EMD-Group has various insurance contracts as follows: deductible workers' compensation, intentional torts by employees insurance, group accident insurance, comprehensive car insurance for business trips, electronics insurance, business liability insurance and personal liability insurance for managing directors, fire, burglary and water damage insurance, group life insurance and coverage of pension reserves insurance.


LITIGATION

The EMD-Group is involved in various routine litigation arising in the ordinary course of business. Management is of the opinion that the resolution of these matters will not have a material effect on the combined results of operations or financial condition of the EMD-Group.


7. OPERATIONS BY GEOGRAPHICAL AREA

The EMD-Group operates solely in Germany.


8. SUBSEQUENT EVENT REVIEW

In May 1998 the shareholders' agreed that the statutory net income of 1997 in the amount of DM 4,953,000 (US$ 2,764,000) was distributed to the shareholders on June 12, 1998.

9. SALE OF THE COMPANIES SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED):

On July 31, 1998, the Owners sold the net assets of the companies to an independent third party for cash consideration equalling approximately DM 50,000,000 (US$ 42,000,000).

EMD - GROUP


COMBINED BALANCE SHEET
(US Dollars and German Deutsche Marks in Thousands)


                                                   June 30,        June 30,
                                                     1998            1998
                                                 ------------    ------------
ASSETS                                               DM   UNAUDITED   US$
CURRENT ASSETS:

     Cash and cash equivalents                         812       $     450
     Accounts receivable, less allowance
        for doubtful accounts                       12,316           6,823
     Prepaid expenses                                   96              54
                                                 ---------       ---------

         Total current assets                       13,224           7,327
                                                 ---------       ---------

PROPERTY AND EQUIPMENT, NET                          1,002             555

INVESTMENTS, NET                                        20              11

DEFERRED INCOME TAXES                                   62              34

OTHER ASSETS                                         1,987           1,101
                                                 ---------       ---------

                                                    16,295       $   9,028
                                                 =========       =========



LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

     Accounts payable                                    70     $       39
     Accrued payroll and other current
        liabilities                                  12,484          6,916
     Income taxes payable                               234            130
     Deferred income taxes                               17              9
                                                 ----------      ---------

         Total current liabilities                   12,805          7,094
                                                 ----------      ---------

BENEFIT OBLIGATION                                      407            226
                                                 ----------      ---------

TOTAL LIABILITIES                                    13,212          7,320
                                                 ----------      ---------

SHAREHOLDERS' EQUITY

     Common stock                                       275            152

     Retained earnings                                2,808          1,556
                                                 ----------      ---------

         Shareholders' equity, net                    3,083          1,708
                                                 ----------      ---------

                                                     16,295      $   9,028
                                                 ==========      =========


The accompanying notes are an integral part of these combined financial statements

EMD - GROUP


COMBINED STATEMENTS OF OPERATIONS
(US Dollars and German Deutsche Marks in Thousands)



                                                                      For the Six Months Ended
                                                                             June 30,
                                                  ------------------------------------------------------------
                                                                            UNAUDITED
                                                   1998              1998             1997              1997
                                                  ------            -------          ------            -------
                                                    DM                US$              DM                US$

REVENUES                                          45,979            $25,463          39,018            $23,157
                                                  ------            -------          ------            -------

OPERATING EXPENSES

     Cost of services                             32,994             18,272          27,792             16,495
     Field operating                               7,110              3,938           6,566              3,896
     Corporate, general, and administrative          920                509             780                463
                                                  ------            -------          ------            -------

            Total operating expenses              41,024             22,719          35,138             20,854
                                                  ------            -------          ------            -------

OPERATING INCOME                                   4,955              2,744           3,880              2,303

     Interest income, net                             49                 27              54                 32
     Other income, net                                 1                  1              19                 11
                                                  ------            -------          ------            -------

INCOME BEFORE INCOME TAXES                         5,005              2,772           3,953              2,346
                                                  ------            -------          ------            -------

     Income tax provision                          2,197              1,217           1,723              1,023
                                                  ------            -------          ------            -------
NET INCOME                                         2,808            $ 1,555           2,230            $ 1,323
                                                  ======            =======          ======            =======



The accompanying notes are an integral part of these combined financial statements

          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         The accompanying unaudited pro forma condensed consolidated financial statements include the EMD acquisition and the Gage acquisition reported previously on a Current Report on Form 8-K and Form 8-K/A filed on August 10, 1998 and October 6, 1998, respectively.


         The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 1998 gives effect to the EMD and Gage acquisitions as if they had occurred on that date. The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 give effect to the EMD and Gage acquisitions as if they had occurred at the beginning of the respective periods. The pro forma adjustments are based upon available information and certain assumptions that management believes to be reasonable. Final purchase adjustments may differ from the pro forma adjustments herein.

         The accompanying pro forma statements are not necessarily indicative of the results of operations which would have been attained had the acquisitions been consummated on the dates indicated or which may be attained in the future. These pro forma statements should be read in conjunction with the historical consolidated financial statements of the Company and related notes thereto.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                                 JUNE 30, 1998
                                 (in thousands)

                                                                            Gage                      EMD
                                                                          Pro Forma                 Pro Forma   Pro Forma
                                                   AHL           Gage    Adjustments       EMD     Adjustments    Total
                                                 --------      -------   -----------    -------    -----------  ---------
ASSETS
   CURRENT ASSETS:
      Cash                                       $  5,222     $ 2,234    $(2,234)(1)    $   450    $    --      $   5,672
      Accounts receivable                          67,398      22,662         --          6,823         --         96,883
      Due from affiliates                              --         402       (402)(1)         --         --             --
      Work in process                                  --       5,670         --             --         --          5,670
      Inventory                                     1,894          --         --             --         --          1,894
      Prepaid expenses and other                    4,552       1,560         --             54         --          6,166
                                                 --------     -------    -------        -------    -------       --------
         TOTAL CURRENT ASSETS                      79,066      32,528     (2,636)         7,327         --        116,285

      Property and equipment                       12,037       9,244     (2,327)(2)        555         --         19,509
      Intangibles                                  45,059       8,387     61,983 (2)         --     40,792 (2)    156,221
      Other assets                                    714          --         --          1,112         --          1,826
      Deferred taxes                                  980          --         --             34         --          1,014
                                                 --------     -------    -------        -------    -------       --------
         TOTAL ASSETS                            $137,856     $50,159    $57,020        $ 9,028    $40,792       $294,855
                                                 ========     =======    =======        =======    =======       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
   CURRENT LIABILITIES:
      Accounts payable                           $  4,534     $14,425    $    --        $    39    $    --       $ 18,998
      Accrued payroll and other liabilities        29,215       9,713        800 (2)      7,142        500 (4)     47,370
      Current portion of self-insurance
       reserves                                       920          --         --             --         --            920
      Income taxes payable                          2,049          23         --            130         --          2,202
      Deferred income taxes                           467          --         --              9         --            476
      Current portion of long term debt               471         960       (960)(1)         --         --            471
                                                 --------     -------    -------        -------    -------       --------
         TOTAL CURRENT LIABILITIES                 37,656      25,121       (160)         7,320        500         70,437
                                                 --------     -------    -------        -------    -------       --------

      Long-term debt, less current portion         17,446         320       (320)(1)         --     42,000 (4)    113,546
                                                                          54,100 (3)
                                                 --------     -------    -------        -------    -------       --------
      Self-insurance reserves, less
       current portion                              3,680          --         --             --         --          3,680
                                                 --------     -------    -------        -------    -------       --------
      Convertible securities                           --          --     10,000 (3)         --         --         10,000
                                                 --------     -------    -------        -------    -------       --------
      Other long-term obligations                      --       1,322       (204)(1)         --         --          1,118

   SHAREHOLDERS' EQUITY:
      Preferred stock                                  --          --         --             --         --             --
      Common stock                                    136          --          5 (3)        152       (152)(5)        141
      Paid in capital                              62,973      17,037     16,995 (3)         --         --         79,968
                                                                         (17,037)(5)
      Cumulative translation adjustment                 4          --         --             --         --              4
      Retained earnings                            15,961       6,359     (6,359)(5)      1,556     (1,556)(5)     15,961
                                                 --------     -------    -------        -------    -------       --------
         TOTAL SHAREHOLDERS' EQUITY                79,074      23,396     (6,396)         1,708     (1,708)        96,074
                                                 --------     -------    -------        -------    -------       --------
         TOTAL LIABILITIES AND SHAREHOLDERS'
           EQUITY                                $137,856     $50,159    $57,020        $ 9,028    $40,792       $294,855
                                                 ========     =======    =======        =======    =======       ========


--------------

         NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1) Reflects elimination of Gage cash, bank debt, deferred compensation liability and intercompany balances not assumed by the Company.


(2) Reflects adjustments to record the estimated fair value of the identifiable assets acquired plus the resulting goodwill related to the excess purchase price over the fair value of net assets acquired. (in thousands).

                                                        Gage           EMD
                                                     Acquisition   Acquisition
                                                     -----------   -----------
         Total consideration and costs .............   $81,900       $42,500
         Estimated fair value of net assets
           purchased................................   (13,187)       (1,708)
                                                       -------       -------
         Adjustments to goodwill ...................   $68,713       $40,792
                                                       =======       =======

(3) Reflects (A) $81.1 million purchase price consisting of $54.1 million in cash provided through the Company's credit facility, issuance of 461,172 shares of AHL common stock with an estimated fair value of approximately $17.0 million as of the acquisition date of July 24, 1998, and issuance of $10.0 million in an interest bearing convertible subordinated note, with an interest rate of 4.5% and (B) the accrual of transaction related expenses of $800,000.

(4) Reflects $42.0 million purchase price in cash provided through the Company's credit facility. Additionally, reflects the accrual of transaction related expenses of $500,000.

(5)      Reflects the elimination of Gage and EMD shareholders' equity.

       Unaudited Pro Forma Condensed Consolidated Statements of Operations
                      For the year ended December 31, 1997
                    (in thousands, except per share amounts)

                                                                              Gage                         EMD
                                                                            Pro Forma                    Pro Forma
                                                  AHL          Gage        Adjustments       EMD        Adjustments     Pro Forma
Revenues                                      $  276,013    $  81,318     $     --        $  49,803     $      -         $407,134
                                              ----------    ---------     --------        ---------     --------         --------
Operating expenses:                                                             --
  Cost of services                               204,512       37,892           --           35,919            -          278,323
  Field operating                                 45,956       33,941       (1,688)(2)        7,857        1,122 (1)       88,223
                                                                             1,035 (1)
  Corporate general and administrative            14,840        5,479                         1,017            -           21,336
                                              ----------    ---------     --------        ---------     --------         --------
     Total operating expenses                    265,308       77,312         (653)          44,793        1,122          387,882
                                              ----------    ---------     --------        ---------     --------         --------
Operating income                                  10,705        4,006          653            5,010       (1,122)          19,252
Interest (income) expense, net                     1,159          624        3,200 (3)          (78)       2,100 (4)        7,005
Other (income) expense, net                         (723)         336           --             (226)           -             (613)
                                              ----------    ---------     --------        ---------     --------         --------
Income before income taxes                        10,269        3,046       (2,547)           5,314       (3,222)          12,860
Income tax provision                               3,850           --          200 (5)        2,332       (1,418)(6)        4,964
                                              ----------    ---------     --------        ---------     --------         --------
Income before extraordinary items                  6,419        3,046       (2,747)           2,982       (1,804)           7,896
Extraordinary items in 1997                         (385)          --           --                -            -             (385)
                                              ----------    ---------     --------        ---------     --------         --------
Net income                                    $    6,034    $   3,046     $(2,747)        $   2,982     $ (1,804)        $  7,511
                                              ----------    ---------     --------        ---------     --------         --------
Diluted EPS:
  Number of weighted average
  shares outstanding                              10,960                       461 (7)                                     11,421
                                              ==========                  ========                                       ========
  Earnings per share                          $     0.55                                                                 $   0.66
                                              ==========                                                                 ========


      Unaudited Pro Forma Condensed Consolidated Statements of Operations
                     For the Six Months Ended June 30, 1998
                    (in thousands, except per share amounts)

                                                                GAGE
                                                              PRO FORMA                    PRO FORMA
                                    AHL          GAGE        ADJUSTMENTS       EMD        ADJUSTMENTS     PRO FORMA
Revenues                       $  183,371      $  40,933     $     --       $  25,463     $     --         $249,767
                               ----------      ---------     --------       ---------     --------         --------
Operating expenses:
  Cost of services                135,597      $  18,709           --          18,272           --          172,578
  Field operating                  31,494         17,111          520 (1)       3,938          561 (1)       52,778
  Corporate general and                                          (846)(2)
   administrative                   9,047          3,140           --             509           --           12,696
                               ----------      ---------     --------       ---------     --------         --------
     Total operating
      expenses                    176,138         38,960         (326)         22,719          561          238,052
                               ----------      ---------     --------       ---------     --------         --------
Operating income                    7,233          1,973          326           2,744         (561)          11,715
Interest (income)
  expense, net                        214            120        1,792 (3)         (27)       1,050 (4)        3,149
Other (income) expense, net          (299)            24           --              (1)          --             (276)
                               ----------      ---------     --------       ---------     --------         --------
Income before income taxes          7,318          1,829       (1,466)          2,772       (1,611)           8,842
Income tax provision                2,927             --          145 (5)       1,217         (709)(6)        3,580
                               ----------      ---------     --------       ---------     --------         --------
Net income                     $    4,391      $   1,829     $ (1,611)      $   1,555     $   (902)        $  5,262
                               ----------      ---------     --------       ---------     --------         --------
Diluted EPS:
  Number of weighted average
  shares outstanding               14,163                         461 (7)                                    14,624
                               ==========                    ========                                      ========
  Earnings per share           $     0.31                                                                  $   0.36
                               ==========                                                                  ========

         NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(1) Reflects additional amortization of intangible assets, primarily goodwill, over an estimated useful life of 20 to 40 years.


(2) Reflects change in depreciation and amortization as a result of the allocation of the purchase price to the estimated fair value of net assets acquired.


(3) Reflects interest expense on the increase in the Company's credit facility at an annual rate of 6.2% and interest expense on the subordinated convertible subordinated note at an annual rate of 4.5%.


(4) Reflects interest expense on the increase in the Company's credit facility in foreign currency at an annual rate of 5%.

(5) Reflects effect of income taxes at 40% on Gage income, net of adjustments.

(6) Reflects effect of income taxes at 44% on net EMD pro forma adjustments.

(7) Weighted average common shares outstanding assumes that the 461,172 shares of AHL common stock issued as part of the Gage Acquisition purchase price occurred at the beginning of the respective periods.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 AHL Services, Inc.
                                 (Registrant)

Date:  October 13, 1998          By: /s/ David L. Gamsey
                                     ------------------------------------------
                                     David L. Gamsey
                                     Vice President and Chief Financial Officer
                                     (On behalf of the Registrant and as Chief
                                     Accounting Officer)